                                                                    Exhibit 25.1
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          __________________________

                                   FORM T-1

                        STATEMENT OF ELIGIBILITY UNDER
                     THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE
              Check if an Application to Determine Eligibility of
                  a Trustee Pursuant to Section 305(b)(2)___
            _______________________________________________________

                     U.S. BANK TRUST NATIONAL ASSOCIATION
                    F/K/A FIRST TRUST NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

    111 E. Wacker Drive, Suite 3000
           Chicago, Illinois                           60601                              36-4046888
(Address of principal executive offices)            (Zip Code)                I.R.S. Employer Identification No.

                                James D. Khami
                            535 Griswold, Suite 740
                            Detroit, Michigan 48226
                           Telephone (313) 234-4713
           (Name, address and telephone number of agent for service)


                            NUMATICS, INCORPORATED
              (Exact name of obligor as specified in its charter)

                           Michigan                                                         38-2955710
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

                           Michigan                     NUMATION, INC.                      38-3165223
                           Michigan                      NUMATECH, INC.                     38-3170243
                           Michigan                  MICRO-FILTRATION, INC.                 38-2796518
                           Michigan                 ULTRA AIR PRODUCTS, INC.                38-2565104
                           Arizona                      MICROSMITH, INC.                    86-0639032
                           Michigan                   I.A.E. INCORPORATED                     -
                                   (Exact name of each guarantor as specified in its charter)

        1450 North Milford Road
           Highland, Michigan                                                                  48357
(Address of Principal Executive Offices)                                                     (Zip Code)

                                              9 5/8% Senior Exchange Notes due 2008
                                               (Title of the Indenture Securities)

===================================================================================================================

                                    FORM T-1
                                    --------


Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

          a) Name and address of each examining or supervising authority to which it is subject.
                  Comptroller of the Currency
                  Washington, D.C.

          b) Whether it is authorized to exercise corporate trust powers.
                  Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
               None

Items 3-15  Not applicable because, to the best of Trustee's knowledge, the
            Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

          1. A copy of the Articles of Association of the Trustee now in effect, filed herewith.

          2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 to Item 16 of Form T-1, Registration No. 33-64175.*

          3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to Item 16 of Form T-1, Registration No. 33-64175.*

          4. A copy of the existing bylaws of the Trustee, as now in effect, filed herewith.

          5. Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 33-64175.*

          7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

          8. Not applicable.

          9. Not applicable.

* Exhibits thus designated are incorporated herein by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 filed by the Trustee with the Securities and Exchange Commission with the specific references noted.



                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, F/K/A FIRST TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Detroit, State of Michigan on the 17th day of April, 1998.


                                  U.S. BANK TRUST NATIONAL ASSOCIATION
                                  f/k/a FIRST TRUST NATIONAL ASSOCIATION



                                  By:  /s/ James D. Khami
                                       --------------------------------------
                                       James D. Khami
                                       Vice President and Assistant Secretary

                                                                    EXHIBIT 25.1

                     U.S. BANK TRUST NATIONAL ASSOCIATION

                             AMENDED AND RESTATED
                            ARTICLES OF ASSOCIATION
                            -----------------------

          For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following Amended and Restated Articles of Association:

          FIRST. The title of this Association shall be "U.S. Bank Trust National Association."

          SECOND. The main office of this Association shall be in the City of Chicago, County of Cook and State of Illinois. The business of this Association will be limited to that of a national trust bank, and to support activities incidental thereto. This Association will not amend these Articles of Association to expand the scope of or alter its business beyond that stated in this Article Second without the prior approval of the Comptroller of the Currency. Prior to the transfer of any stock of the Association, the Association will seek the prior approval of the appropriate federal depository institution regulatory agency.

          THIRD. The board of directors of the Association shall consist of not less than five nor more than 25 persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of this Association with an aggregate par, fair market, or equity value of not less than $1,000.00, as of either (i) the date of purchase, (ii) the date the person became a director, whichever is more recent. Any combination of common or preferred stock of this Association or U.S. Bancorp may be used.

          Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number that (1) exceeds by more than two the number of directors last elected by shareholders where the number was fifteen or less; and
(2) exceeds by more than four the number of directors last elected by shareholders where the number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

          Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

          Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

          Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of this Association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of this Association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

          FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws, or if that day falls on a legal holiday in the State in which this Association is located, on the next following banking day. If no election is held on the day fixed, or in event of a legal holiday, an election may be held on any subsequent day within sixty days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least ten-days advance notice of the meeting shall be given to the shareholders by first class mail.

          A director may resign at any time by delivering written or oral notice to the board of directors, its chairperson, or to this Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

          A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

          FIFTH. The authorized amount of capital stock of this Association shall be 10,000 shares of common stock of the par value of one-hundred dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

          No holder of shares of the capital stock of any class of this Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

          Unless otherwise specified in these Articles of Association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of Association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

          Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than seventy days before the meeting.

          SIXTH. The board of directors shall appoint one of its members president of this Association and one of its members chairperson of the board. The board of directors shall also have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of this Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

          The board of directors shall have the power to:

          (1) Define the duties of the officers, employees, and agents of this Association.

          (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of this Association.

          (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions, consistent with applicable law.

          (4)  Dismiss officers and employees.

          (5) Require bonds from officers and employees and to fix the penalty thereof.

          (6) Ratify written policies authorized by this Association's management or committees of the board.

          (7) Regulate the manner in which any increase or decrease of the capital of this Association shall be made; provided, however, that nothing herein shall restrict the power of shareholders to increase or decrease the capital of this Association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

          (8) Manage and administer the business and affairs of this Association.

          (9) Adopt bylaws, not inconsistent with law or these Articles of Association, for managing the business and regulating the affairs of this Association.

          (10) Amend or repeal bylaws, except to the extent that the articles of Association reserve this power in whole or in part to shareholders.

          (11) Make contracts.

          (12) Generally to perform all acts that are legal for a board of directors to perform.

          SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of the City of Chicago without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of this Association to any other location permitted under applicable law, without the approval of the shareholders, subject to approval by the Comptroller of the Currency.

          EIGHTH. The corporate existence of this Association shall continue until terminated according to the laws of the United States.

          NINTH. The board of directors of this Association, or any three (3) or more shareholders owning, in the aggregate, not less than twenty-five percent (25%) of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten, and no more than sixty, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association. Unless otherwise provided by these Articles of Association or the bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

          TENTH. Any action required to be taken at a meeting of the shareholders or directors or any action that may be taken at a meeting of the shareholders or directors may be taken without a meeting if consent in writing, setting forth the action as taken shall be signed by all the shareholders or directors entitled to vote with respect to the matter thereof. Such action shall be effective on the date on which the last signature is placed on the writing, or such earlier date as is set forth therein.

          ELEVENTH. Meetings of the board of directors or shareholders, regular or special, may be held by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in such meeting by such aforementioned means shall constitute presence in person at such meeting.

          TWELFTH. (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the Association) by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Association, unless similar indemnification is provided by such other corporation, partnership, joint venture, trust or other enterprise (any funds received by any person as a result of the provisions of this Article being deemed an advance against his receipt of any such other indemnification from any such other corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Association, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Association, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Association to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Association, unless similar indemnification is provided by such other corporation, partnership, joint venture, trust or other enterprise (any funds received by any person as a result of the provisions of this Article being deemed an advance against his receipt of any such other indemnification from any such other corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Association unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Association has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified by the Association against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Except as set forth in paragraph (c) of this Article, any indemnification under paragraphs (a) and (b) of this Article (unless ordered by the court), shall be made by the Association only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Article. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Association.
Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or seeking advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     (g) By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Association may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Association shall have the power to indemnify him against such liability under the provisions of this Article.

     (h) For purpose of this Article, references to "the Association" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this Article, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Association" shall include any service as a director, officer, employee or agent of the Association which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Association" as referred to in this Article.

     (j) The indemnification and advancement of expenses hereby provided shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          THIRTEENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. This Association's board of directors may propose one or more amendments to these Articles of Association for submission to the shareholders.

                                                                       EXHIBIT 4

                     U.S. BANK TRUST NATIONAL ASSOCIATION

                                    BYLAWS
                                    ------
                       As last Amended on March 30, 1998
                       ---------------------------------

                                   ARTICLE I
                                   ---------
                           Meetings of Shareholders
                           ------------------------

     Section 1.1. Annual Meeting. The annual meeting of the shareholders, for the election of directors and the transaction of other business, shall be held at a time and place as the Chairman or President may designate. Notice of such meeting shall be given at least ten days prior to the date thereof, to each shareholder of the Association. If, for any reason, an election of directors is not made on the designated day, the election shall be held on some subsequent day, as soon thereafter as practicable, with prior notice thereof.

     Section 1.2. Special Meetings. Except as otherwise specially provided by law, special meetings of the shareholders may be called for any purpose, at any time by a majority of the board of directors, or by any shareholder or group of shareholders owning at least ten percent of the outstanding stock. Every such special meeting, unless otherwise provided by law, shall be called upon not less than ten days prior notice stating the purpose of the meeting.

     Section 1.3. Nominations for Directors. Nominations for election to the board of directors may be made by the board of directors or by any shareholder.

     Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting and any adjournments of such meeting and shall be filed with the records of the meeting.

     Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.


                                  ARTICLE II
                                  ----------
                                   Directors
                                   ---------

     Section 2.1. Board of Directors. The board of directors (hereinafter referred to as the "board"), shall have power to manage and administer the business and affairs of the Association. All authorized corporate powers of the Association shall be vested in and may be exercised by the board.

     Section 2.2. Powers. In addition to the foregoing, the board of directors shall have and may exercise all of the powers granted to or conferred upon it by the Articles of Association, the Bylaws and by law.

     Section 2.3. Number. The board shall consist of a number of members to be fixed and determined from time to time by resolution of the board or the shareholders at any meeting thereof, in accordance with the Articles of Association.

     Section 2.4. Organization Meeting. The newly elected board shall meet for the purpose of organizing the new board and electing and appointing such officers of the Association as may be appropriate. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereafter. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting until a quorum is obtained.

     Section 2.5. Regular Meetings. The regular meetings of the board shall be held, without notice, as the Chairman or President may designate and deem suitable.

     Section 2.6. Special Meetings. Special meetings of the board may be called by the Chairman or the President of the Association, or at the request of two or more directors. Each member of the board shall be given notice stating the time and place of each such meeting.

     Section 2.7. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but fewer may adjourn any meeting. Unless otherwise provided, once a quorum is established, any act by a majority of those constituting the quorum shall be the act of the board.

     Section 2.8. Vacancies. When any vacancy occurs among the directors, the remaining members of the board may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

                                  ARTICLE III
                                  -----------
                                  Committees
                                  ----------

     Section 3.1. Advisory Board of Directors. The board may appoint persons, who need not be directors, to serve as advisory directors on an advisory board of directors established with respect to the business affairs of either this Association alone or the business affairs of a group of affiliated organizations of which this Association is one. Advisory directors shall have such powers and duties as may be determined by the board, provided, that the board's responsibility for the business and affairs of this Association shall in no respect be delegated or diminished.

     Section 3.2. Audit Committee. The board shall appoint an Audit Committee which shall consist of at least two Directors of the Association or of an affiliate of the Association. If legally permissible, the board may determine to name itself as the Audit Committee. The Audit Committee shall direct and review audits of the Association's fiduciary activities.

     The members of the Audit Committee shall be appointed each year and shall continue to act until their successors are named. The Audit Committee shall have power to adopt its own rules and procedures and to do those things which in the judgment of such Committee are necessary or helpful with respect to the exercise of its functions or the satisfaction of its responsibilities.

     Section 3.3. Executive Committee. The board may appoint an Executive Committee which shall consist of at least three directors and which shall have, and may exercise, all the powers of the board between meetings of the board or otherwise when the board is not meeting.

     Section 3.4. Other Committees. The board may appoint, from time to time, committees of one or more persons who need not be directors, for such purposes and with such powers as the board may determine. In addition, either the Chairman or the President may appoint, from time to time, committees of one or more officers, employees, agents or other persons, for such purposes and with such powers as either the Chairman or the President deems appropriate and proper.

     Whether appointed by the board, the Chairman, or the President, any such Committee shall at all times be subject to the direction and control of the board.

     Section 3.5. Meeting Minutes and Rules. An advisory board of directors and/or committee shall meet as necessary in consideration of the purpose of the advisory board of directors or committee, and shall maintain minutes in sufficient detail to indicate actions taken or recommendations made; unless required by the members, discussions, votes or other specific details need not be reported. An advisory board of directors or a committee may, in consideration of its purpose, adopt its own rules for the exercise of any of its functions or authority.

                                  ARTICLE IV
                                  ----------
                            Officers and Employees
                            ----------------------

     Section 4.1. Chairman of the Board. The board may appoint one of its members to be Chairman of the board to serve at the pleasure of the board. The Chairman shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; shall also have and may exercise such powers and duties as from time to time may be conferred upon or assigned by the board.

     Section 4.2. President. The board may appoint one of its members to be President of the Association. In the absence of the Chairman, the President shall preside at any meeting of the board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such powers and duties as from time to time may be conferred or assigned by the board.

     Section 4.3. Vice President. The board may appoint one or more Vice Presidents who shall have such powers and duties as may be assigned by the board and to perform the duties of the President on those occasions when the President is absent, including presiding at any meeting of the board in the absence of both the Chairman and President.

     Section 4.4. Secretary. The board shall appoint a Secretary, or other designated officer who shall be Secretary of the board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, document and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time by the board.

     Section 4.5. Other Officers. The board may appoint, and may authorize the Chairman or the President to appoint, any officer as from time to time may appear to the board, the Chairman or the President to be required or desirable to transact the business of the Association. Such officers shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by these Bylaws, the board, the Chairman or the President.

     Section 4.6. Tenure of Office. The Chairman or the President and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed. Any vacancy occurring in the Office of Chairman or President shall be filled promptly by the board.

     Any officer elected by the board or appointed by the Chairman or the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the board or, if such officer was appointed by the Chairman or the President, by the Chairman or the President, respectively.

                                   ARTICLE V
                                   ---------
                                     Stock
                                     -----

     Section 5.1. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to such person's shares, succeed to all rights of the prior holder of such shares. Each certificate of stock shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

                                  ARTICLE VI
                                  ----------
                                Corporate Seal
                                --------------

     Section 6.1. The Association shall have no corporate seal; provided, however, that if the use of a seal is required by, or is otherwise convenient or advisable pursuant to, the laws or regulations of any jurisdiction, the following seal may be used, and the Chairman, the President, the Secretary and any Assistant Secretary shall have the authority to affix such seal:

                                  ARTICLE VII
                                  -----------
                           Miscellaneous Provisions
                           ------------------------

     Section 7.1. Execution of Instruments. All agreements, checks, drafts, orders, indentures, notes, mortgages, deeds, conveyances, transfers, endorsements, assignments, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, guarantees, proxies and other instruments or documents may be signed, countersigned, executed, acknowledged, endorsed, verified, delivered or accepted on behalf of the Association, whether in a fiduciary capacity or otherwise, by any officer of the Association, or such employee or agent as may be designated from time to time by the board by resolution, or by the Chairman or the President by written instrument, which resolution or instrument shall be certified as in effect by the Secretary or an Assistant Secretary of the Association. The provisions of this section are supplementary to any other provision of the Articles of Association or Bylaws.

     Section 7.2. Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for the purpose. The minutes or each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

     Section 7.3. Trust Files. There shall be maintained in the Association files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

     Section 7.4. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and according to law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under law.

     Section 7.5. Notice. Whenever notice is required by the Articles of Association, the Bylaws or law, such notice shall be by mail, postage prepaid, telegram, in person, or by any other means by which such notice can reasonably be expected to be received, using the address of the person to receive such notice, or such other personal data, as may appear on the records of the Association. Prior notice shall be proper if given not more than 30 days nor less than 10 days prior to the event for which notice is given.

                                 ARTICLE VIII
                                 ------------
                                Indemnification
                                ---------------

     Section 8.1. The Association shall indemnify to the full extent permitted by, and in the manner permissible under, the Articles of Association and the laws of the United States of America, as applicable and as amended from time to time, any person made, or threatened to be made, a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, advisory director, officer or employee of the Association, or any predecessor of the Association, or served any other enterprise as a director or officer at the request of the Association or any predecessor of the Association.

     Section 8.2. The board in its discretion may, on behalf of the Association, indemnify any person, other than a director, advisory director, officer or employee, made a party to any action, suit or proceeding by reason of the fact that such person is or was an agent of the Association or any predecessor of the Association serving in such capacity at the request of the Association or any predecessor of the Association.

                                  ARTICLE  IX
                                  -----------
                         Interpretation and Amendment
                         ----------------------------

     Section 9.1. These Bylaws shall be interpreted in accordance with and subject to appropriate provisions of law, and may be amended, altered or repealed, at any regular or special meeting of the board.

     Section 9.2. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during Association hours.

                                                                      EXHIBIT 7

First Trust National Association  Call Date: 12/31/97  ST-BK: 17-1638  FFIEC 033
400 North Michigan Avenue          Vendor ID: D        CERT: 34094     Page RC-1
Chicago, IL 60611

Transit Number: 09600069                                                       9

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise insured, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                                            C200(-
                                                                                                       Dollar Amount in Thousands:
----------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                           RCON
 1.  Cash and balances due from depository institutions (from Schedule RC-A):                    ----
     a. Noninterest-bearing balances and currency and coin (1) _______________________________   0081....        55,536       1.a
     b. Interest-bearing balances (2)_________________________________________________________   0071....             0       1.b
 2.  Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)____________________________   1754....             0       2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)__________________________   1773....         3,216       2.b
 3.  Federal funds sold and securities purchased under agreements to resell___________________   1350....             0       3.
 4.  Loans and lease financing receivables:                  RCON
     a. Loans and leases, net of unearned income             ----
        (from Schedule RC-C)_______________________________  2122....                  0                   ............       4.a
     b. LESS: Allowance for loan and lease losses__________  3123....                  0                   ............       4.b
     c. LESS: Allocated transfer risk reserve______________  3128....                  0                   ............       4.c
     d. Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus 4.b and 4.c)___________________________________   2125....             0       4.d
 5.  Trading assets___________________________________________________________________________   3545....             0       5.
 6.  Premises and fixed assets (Including capitalized leases)_________________________________   2145....            95       6.
 7.  Other real estate owned (from Schedule RC-M)_____________________________________________   2150....             0       7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)___________________________________________________________________________   2130....             0       8.
 9.  Customers' liability to this bank on acceptances outstanding_____________________________   2155....             0       9.
10.  Intangible assets (from Schedule RC-M)___________________________________________________   2143....        48,072       10.
11.  Other assets (from Schedule RC-F)________________________________________________________   2160....         2,435       11.
12.  Total assets (sum of items 1 through 11)_________________________________________________   2170....       109,354       12.

---------
/(1)/ Includes cash items in process of collection and unposted debits. /(2)/ Includes time certificates of deposit not held for trading.


First Trust National Association      Call Date: 12/31/97      ST-BK: 17-1638      FFIEC  003
400 North Michigan Avenue             Vendor ID: D             CERT: 34094         Page RC-2
Chicago, IL 60611                                                                      10

Transit Number: 09600069

Schedule RC -- Continued
                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                                                                          RCON
    a. In domestic offices (sum of totals of                                                           ----
            columns A and C from Schedule RC-E)________________________________________________________2200. .           0    13.a
                                                        RCON
                                                        ----
       (1) Noninterest-bearing (1)______________________6631. .                                0               . . . . . .    13.a.1
       (2) Interest-bearing_____________________________6636. .                                0               . . . . . .    13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs__________________________________         . . . . . .
       (1) Noninterest-bearing________________________________________________________________________
       (2) Interest-bearing___________________________________________________________________________
14. Federal funds purchased and securities sold under agreements to repurchase________________________2800. .            0    14.
15. a. Demand notes issued to the U.S. Treasury_______________________________________________________2840. .            0    15.a
    b. Trading liabilities____________________________________________________________________________3548. .            0    15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less__________________________________________________2332. .            0    16.a
    b. With a remaining maturity of more than one year through three years____________________________A547. .            0    16.b
    c. With a remaining maturity of more than three years_____________________________________________A548. .            0    16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding__________________________________________2920. .            0    18.
19. Subordinated notes and debentures (2)_____________________________________________________________3200. .            0    19.
20. Other liabilities (from Schedule RC-G)____________________________________________________________2930. .        2,072    20.
21. Total liabilities (sum of items 13 through 20)____________________________________________________2948. .        2,072    21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus_____________________________________________________3838. .            0    23.
24. Common stock______________________________________________________________________________________3230. .        1,000    24.
25. Surplus (exclude all surplus related to preferred stock)__________________________________________3839. .      106,712    25.
26. a. Undivided profits and capital reserves_________________________________________________________3632. .  (       430)   26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities_________________________8434. .            0    26.b
27. Cumulative foreign currency translation adjustments_______________________________________________         . . . . . .
28. Total equity capital (sum of items 23 through 27)_________________________________________________3210. .      107,282    28.
29. Total liabilities and equity capital (sum of items 21 and 28)_____________________________________3300. .      109,354    29.

Memorandum

To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors
   as of any date during 1996_________________________________________________________________________6724. .       N/A        M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

-------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.

400 North Michigan Avenue                                             FFIEC  033
Chicago, IL 60611              Vendor ID: D         CERT: 34094       Page RC-3

Transit Number: 09600069                                                  11

Schedule RC-A -- Cash and Balances Due From Depository Institutions

Exclude assets held for trading.


                                                                         C205 (-
                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------
1. Cash items in process of collection,
    unposted debits, and currency and coin:    RCON
   a. Cash items in process of collection      ----
       and unposted debits___________________  0020. .           0       1.a
   b. Currency and coin______________________  0080. .           0       1.b
2. Balances due from depository institutions
    in the U.S.:
   a. U.S. branches and agencies of foreign
       banks_________________________________  0083. .           0       2.a
   b. Other commercial banks in the U.S. and
       other depository institutions in the
       U.S.__________________________________  0085. .      55,536       2.b
3. Balances due from banks in foreign
    countries and foreign central banks:
   a. Foreign branches of other U.S. banks___  0073. .           0       3.a
   b. Other banks in foreign countries and
       foreign central banks_________________  0074. .           0       3.b
4. Balances due from Federal Reserve Banks___  0090. .           0       4.
5. Total (sum of items 1 through 4) (must
    equal Schedule RC, sum of items 1.a
    and 1.b)_________________________________  0010. .      55,536       5.


Memorandum
                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------
1. Noninterest-bearing balances due from
    commercial banks in the U.S.               RCON
    (included in items 2.a and                 ----
    2.b above)_______________________________  0050. .      55,536       M.1